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                                                                    EXHIBIT 10.6


                                 AMENDMENT NO. 1
                                     TO THE
                               ALLEN TELECOM INC.
                             EXECUTIVE BENEFIT PLAN

As Amended and Restated Effective June 16, 1999



                  WHEREAS, the Allen Telecom Inc. Executive Benefit Plan (the "Plan") was amended and restated effective June 16, 1999;

                  WHEREAS, Allen Telecom Inc. reserved the right, pursuant to
Article 6 of the Plan, to further amend the Plan.

                  NOW THEREFORE, the Plan is hereby amended as follows, effective as of the date of execution of this Amendment:

                                    SECTION 1

                  Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

         "4.2     EMPLOYER BENEFIT.

         (a) Eligibility. The Participant's Employer shall be entitled to an Employer Benefit (i) if and to the extent a Participant forfeits his or her Change in Control Benefit under Section
                  3.2 above and (ii) upon the allocation of any gain to the Reserve Account in accordance with Section 8.3(a)(iii) below.

         (b) Benefit and Payment. The "Employer Benefit" shall be (i) a distribution of the dollar amount that is allocated to the Participant's Account as of the date of the event described in
                  Section 3.2 above, after taking into account any distributions made or to be made in accordance with Section 4.1 above, plus any earnings allocated to that account from that date to the date of payment of the Employer Benefit and (ii) a distribution of any gain allocated to the Reserve Account in accordance with Section 8.3(a)(iii) below. This benefit shall be paid to the Participant's Employer by December 31 of the Plan Year following that event."



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                                    SECTION 2

                  Section 6.3 of the Plan is hereby amended in its entirety to read as follows:

         "6.3 TERMINATION OF PLAN AGREEMENT. Absent the earlier termination, modification or amendment of the Plan, or a Participant's Forfeiture of his or her benefits under this Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the Participant's Change in Control Benefit under
                  Section 4.1 or an Employer Benefit with respect to the Participant under Section 4.2(b)(i)."

                                    SECTION 3

                  The first sentence of Section 8.3(a)(iii) of the Plan is hereby amended in its entirety to read as follows:

         "A "Reserve Account" to which shall be allocated (A) all cash, cash surrender value on Policies or other assets of the Trust not allocated to a Participant's Account or the Administrative Account, and (B) any gain described in this subsection."

                                    SECTION 4

                  The first sentence of Section 8.3(b) of the Plan is hereby amended in its entirety to read as follows:

         "Prior to a Change in Control, the Committee shall, in its sole discretion, direct the Trustee in writing as to the allocation of (i) the Employers' contributions to the Participant's Accounts and the Administrative Account , (ii) the earnings on the amounts held in the Participant's Accounts, the Administrative Account and the Reserve Account, and (iii) the amounts allocated to the Reserve Account in accordance with Section 8.3(a)(iii)."


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                  IN WITNESS WHEREOF, the Company has caused this Amendment
No. 1 to be executed this _____ day of _____________, 2002.


                                            ALLEN TELECOM INC.

                                            By:_______________________________
                                               Title:


                                            And:______________________________
                                                Title:



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